Exhibit 99.1

THE SHARPER IMAGE®

650 Davis Street

San Francisco, CA 94111

Corporate Headquarters

FOR IMMEDIATE RELEASE

February 3, 2005

Contact:	Tersh Barber, Director, Investor Relations
The Sharper Image
415-445-6274

SHARPER IMAGE REPORTS JANUARY SALES,

CONFIRMS FOURTH QUARTER AND ANNUAL GUIDANCE

San Francisco, CA - Sharper Image Corporation (NASDAQ: SHRP) today reported sales for the month of January, fourth quarter and fiscal year ending January 31, 2005.

January Sales

•	Total Company sales decreased four percent

•	Total store sales increased four percent

•	Comparable store sales decreased nine percent

•	Catalog/direct marketing sales, including wholesale, decreased 29 percent

•	Internet sales increased seven percent

For the calendar month ended January 31, 2005, total Company sales decreased four percent to $45.3 million from last January’s $47.3 million; the January 2004 increase was 40 percent. Total store sales increased four percent to $26.4 million from last January’s $25.3 million. Comparable store sales decreased nine percent; the January 2004 comparable store sales increase was 21 percent. Total catalog/direct marketing sales (including wholesale) decreased 29 percent to $9.2 million from last January’s $12.9 million; the January 2004 increase was 33 percent. Internet sales increased seven percent to $9.7 million from last January’s $9.1 million; the January 2004 increase was 51 percent.

Fourth Quarter Sales

•	Total Company sales increased seven percent

•	Total store sales increased eight percent

•	Comparable store sales decreased six percent

•	Catalog/direct marketing sales, including wholesale, decreased three percent

•	Internet sales increased 11 percent

For the quarter ended January 31, 2005, total Company sales increased seven percent to $288.2 million from last year’s $270.2 million; the 2004 fourth quarter increase was 29 percent. Total store sales increased eight percent to $186.3 million from $171.7 million in the prior year. Comparable store sales decreased six percent; the 2004 fourth quarter comparable store sales increase was 17 percent. Total catalog/direct marketing sales (including wholesale) decreased three percent to $53.3 million from last year’s $54.9 million; the 2004 fourth quarter increase was 14 percent. Internet sales increased 11 percent to $48.6 million from last year’s $43.6 million; the 2004 fourth quarter increase was 34 percent.

Fiscal Year Sales

•	Total Company sales increased 17 percent

•	Total store sales increased 14 percent

•	Comparable store sales decreased one percent

•	Catalog/direct marketing sales, including wholesale, increased 20 percent

•	Internet sales increased 22 percent

For the 2004 fiscal year ended January 31, 2005, total Company sales increased 17 percent to $736.6 million from last year’s $630.1 million; the 2003 fiscal year increase was 26 percent. Total store sales increased 14 percent to $433.8 million from $379.3 million in the prior year. Comparable store sales decreased one percent; the 2003 fiscal year comparable store sales increase was 15 percent. Total catalog/direct marketing sales (including wholesale) increased 20 percent to $186.5 million from last year’s $155.6 million; the 2003 fiscal year increase was 15 percent. Internet sales increased 22 percent to $116.3 million from last year’s $95.1 million; the 2003 fiscal year increase was 37 percent.

Operational Discussion

“Even though we faced some difficult comparisons to the prior year’s very significant sales increases, our modest sales gains this holiday season and in January are clearly disappointing,” said Richard Thalheimer, founder, chairman and chief executive officer. “We are focused on strengthening our distinctive product selection and we are responding to an increasingly competitive landscape by redoubling our efforts to attract customers with merchandise that can be found nowhere else,” explained Mr. Thalheimer. “Additionally, we have undertaken a critical review of our expense structure. We are controlling discretionary spending and being rigorous about increasing our direct advertising’s return-on-investment on TV, in print and in the mail. We are confident in the soundness of the strategy that has generated excellent growth in sales and earnings over the past five years,” continued Mr. Thalheimer.

“We are confirming our fourth quarter earnings guidance of $0.94 to $0.99 per diluted share, compared to last year’s fourth quarter earnings of $1.40 per diluted share. Our guidance for the full year is earnings of $0.90 to $0.95 per diluted share, compared to last year’s earnings of $1.65 per diluted share. We will discuss 2005’s first quarter and fiscal year outlook in a conference call on Thursday, February 10,” Mr. Thalheimer concluded.

Conference Call

Interested parties are invited to listen February 10, 2005, to a live conference call discussing 2005’s first quarter and fiscal year guidance at 1:30 PM Pacific, 4:30 PM Eastern time, at www.sharperimage.com or by calling 888-211-8104. The conference call may also be accessed from outside the United States at 706-643-0143. To access the call from www.sharperimage.com, click on “Investor Relations.” A replay of the conference call will be available starting at 7:30 PM Eastern time, February 10 to 12:00 Midnight, Eastern time, February 15, by dialing 800-642-1687 and entering code number 3823687. The replay for the conference call for the same period is available outside the United States by calling 706-645-9291 and entering code number 3823687.

The Sharper Image is a specialty retailer that is nationally and internationally renowned as a leading source of new, innovative, high-quality products that make life better and more enjoyable. A significant proportion of sales are of proprietary products created by the Company’s product development group, Sharper Image Design. The Company’s principal selling channels include 177 Sharper Image specialty stores throughout the United States; the award-winning Sharper Image monthly catalog with annual circulation in excess of 85 million; and its primary Website, http://www.sharperimage.com. The Company also sells its products through its own online auction Website and an online Outlet store to help manage refurbished and close-out inventory; both sites are accessed from the home page of sharperimage.com. The Company also has business-to-business sales teams for marketing its exclusive and proprietary products for corporate incentive and reward programs and wholesale to selected U.S. and international retailers.

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our current plans, expectations, estimates, and projections about the specialty retail industry and management’s beliefs about our future performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions are intended to identify such forwarding-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause our actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. These risks and uncertainties are discussed in our Annual Report on Form 10-K under “Factors Affecting Future Operating Results” and include our ability to continue to find or develop and to offer attractive merchandise to our customers, changes in business and economic conditions, risks associated with the expansion of our retail store, catalog and Internet operations, and changes in the competitive environment in which we operate. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which we file from time to time with the Securities and Exchange Commission, particularly our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K.